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                                                                   EXHIBIT 10(j)
As of December 1, 2000


Peerless Mfg. Co.
2819 Walnut Hill Lane
Dallas, Texas 75229
Attn:  Sherrill Stone, Chairman and Chief Executive Officer

         Re: Second Amended and Restated Credit Agreement dated as of December 12, 1998 between PEERLESS MFG. CO. (the "Borrower") and Chase Bank of Texas, National Association (who is now know as The Chase Manhattan Bank as a result of the merger of Chase Bank of Texas, National Association with and into The Chase Manhattan Bank and is herein the "Bank" and such Credit Agreement, as the same has been amended, the "Credit Agreement"). All capitalized terms used herein, unless otherwise defined herein, shall have the same meaning as in the Credit Agreement.

Ladies and Gentlemen:

         Borrower has advised the Bank that Events of Default have occurred under Section 6.C. of the Credit Agreement as a result of the Borrower's failure to comply with the covenants set forth in Section 5.A.ii. of the Credit Agreement as of June 30, 2000 and September 30, 2000 and for each of the four quarter periods then ended (the "Existing Defaults" and the covenants in Section 5.A.ii., herein the "Violated Covenants"). In accordance with the Credit Agreement, the Borrower has requested that the Bank waive the Existing Defaults and amend the Credit Agreement to change the definition of the term "Termination Date" as defined in the Credit Agreement to mean January 31, 2001.

         Borrower has granted (or has agreed to grant) to Bank of America, N.A. as agent for itself and the Bank a first priority perfected security interests (subject to certain permitted encumbrances and exceptions) in and to all of its property to secure the obligations of the Borrower to Bank of America, N.A. and to the Bank. In consideration for such grant and the other agreements of the Borrower herein, the Bank (i) agrees to waive the Existing Defaults; (ii) agrees not to exercise any rights or remedies available as a result of the occurrence thereof and (iii) agrees that the term "Termination Date" as defined in the Credit Agreement and used in the Note and the other Loan Documents is amended to mean January 31, 2001 (the "Amendment").

         To induce the Bank to agree to the terms of this letter (the "Waiver Letter"), Borrower and the Bank also agree that:

         1. The waiver specifically described herein shall not constitute and shall not be deemed a waiver of any other Event of Default or event or condition that with the giving of notice or passage of time or both would be an Event of Default (a "Potential Default"), whether arising as a result of the further violation of the Violated Covenants or otherwise, or a waiver of any rights or remedies arising as a result of such other Potential Defaults or Events of Default. The failure to comply with the Violated Covenants for any date, or any period ending on any date, other than as described above in the definition of Existing Defaults shall constitute an Event of Default.

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         2. The term "Adjusted LIBOR Rate" set forth in Section 1 of the Credit
            Agreement is amended in its entirety to read as follows, effective as of the date hereof for all Interest Periods in effect as of the date hereof and all Interest Periods hereafter established:

            Adjusted LIBOR Rate means, for any Interest Period, LIBOR plus 3%.

         3. Effective as of the date hereof, Section 5 of the Credit Agreement is amended to add a new clause I to the end thereto, to read in its entirety as follows:

            I. DIVIDENDS AND OTHER DISTRIBUTIONS. Declare or pay any dividends or make any other payment or distribution (whether in cash, other property, or obligations) on account of its capital stock, or redeem, purchase, retire, or otherwise acquire any of its capital stock, or permit any of the Subsidiaries to purchase or otherwise acquire any capital stock of the Borrower or another Subsidiary, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its capital stock or for any redemption, purchase, retirement, or other acquisition of any of its capital stock; except that (i) Subsidiaries may declare and pay dividends to the Borrower and (ii) Borrower may declare and pay dividends if no Event of Default exists or would result therefrom .

         4. Borrower agrees to pay to the Bank on the date hereof a waiver fee in the amount of $10,000 as additional consideration for the Bank's agreement to waive the Existing Defaults as herein set forth and agrees to the Amendment.

         5. Except as specifically set forth herein, all terms and provisions of the Loan Documents, all rights of the Bank thereunder and all obligations of Borrower thereunder shall remain in full force and effect and are ratified and confirmed in all respects. Borrower agrees to strictly comply with the Loan Documents.

         6. The Credit Agreement and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

         7. IN ADDITION, TO INDUCE THE BANK TO AGREE TO THE TERMS OF THIS WAIVER LETTER, BORROWER REPRESENTS AND WARRANTS THAT AS OF THE DATE OF ITS EXECUTION OF THIS WAIVER LETTER THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH IT:

                        (a) WAIVER. WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS,
            DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS WAIVER LETTER AND

                        (b) RELEASE. RELEASES AND DISCHARGES BANK, AND ITS
            OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES AND ATTORNEYS (COLLECTIVELY THE "RELEASED PARTIES") FROM ANY


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            AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS,
            CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH THE BORROWER EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

         Borrower also represents and warrants to the Bank that the following statements are true, correct and complete: (a) after giving effect to this Waiver Letter, no Potential Default or Event of Default has occurred and is continuing; (b) after giving effect to this Waiver Letter, the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date; and (c) the execution, delivery and performance of this Waiver Letter has been duly authorized by all necessary action on the part of Borrower and does not and will not: (1) violate any provision of law applicable to Borrower, the certificate of incorporation or bylaws of Borrower or any order, judgment, or decree of any court or agency of government binding upon Borrower; (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower; (3) result in or require the creation or imposition of any material lien upon any of the assets of Borrower; or (4) require any approval or consent of any party under any material contractual obligation of Borrower.

         THIS WAIVER LETTER EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS WHETHER WRITTEN OR ORAL RELATING TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. This Waiver Letter shall be governed by and construed in accordance with the internal laws of the State of Texas without regard to conflicts of law principles. This Waiver Letter may be executed in one or more counterparts and on telecopies counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

                                  Very truly yours,

                                  The Chase Manhattan Bank
                                  (successor in interest by merger to Chase Bank of Texas, National Association)


                                  By:    /s/ Michael B. Phillips
                                         ---------------------------------------
                                         Michael B. Phillips, Vice President

Accepted and agreed to
as of December 1, 2000

BORROWER:

PEERLESS MFG. CO.

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By:      /s/ Sherrill Stone
       -------------------------------------------------------
       Sherrill Stone, Chairman and Chief Executive Officer